Exhibit 99.1

Contacts:  Martin J. Landon – Investors

KCI

(210) 255-6494

Elliot Sloane – Media

Sloane & Company

(212) 446-1860

KINETIC CONCEPTS REPORTS

RECORD REVENUE AND EARNINGS

FOR SECOND QUARTER 2005

Second Quarter Highlights

•    Total revenue increase of 24% to $294.2 million

•    U.S. V.A.C. revenue increase of 26% to $172.0 million

•    Net earnings of $39.8 million, an increase of $12.2 million, or 44%, on a non-GAAP basis (65% increase on a GAAP basis)

•    Net earnings per diluted share of $0.54, a 38% increase on a non-GAAP basis (59% increase on a GAAP basis)

First Half Highlights

•    Total revenue increase of 24% to $574.2 million

•    U.S. V.A.C. revenue increase of 26% to $323.6 million

•    Net earnings of $76.9 million, an increase of $25.9 million, or 51%, on a non-GAAP basis (161% increase on a GAAP basis)

•    Net earnings per diluted share of $1.05, a 44% increase on a non-GAAP basis (an increase of $1.68 on a GAAP basis)

San Antonio, Texas, July 26, 2005 – Kinetic Concepts, Inc. (NYSE: KCI) today reported second quarter 2005 net revenue of $294.2 million, an increase of 24% from the second quarter of 2004. Net revenue for the first half of 2005 was $574.2 million, a 24% increase from the prior-year period. Foreign currency exchange movements favorably impacted net revenue for the second quarter and first six months of 2005 by 2% compared to the corresponding periods of the prior year.

Net earnings for the second quarter of 2005 were $39.8 million compared to $24.0 million for the same period in 2004, representing an increase of approximately $15.8 million, or 65%, on a GAAP basis. GAAP net earnings for the second quarter in 2005 increased 44% from non-GAAP net earnings of $27.6 million for the same quarter of 2004, which excludes, after tax, expenses in the 2004 quarter associated with KCI’s Initial Public Offering (“IPO”) and a follow-on stock offering. On a GAAP basis, second quarter 2005 diluted earnings per share of $0.54 increased 59% compared to $0.34 per share for the prior-year period. Diluted earnings per share were $0.39 on a non-GAAP basis for the second quarter of 2004.

For the first six months of 2005, net earnings were $76.9 million compared to a net loss of $36.1 million for the same period of 2004 on a GAAP basis. GAAP earnings for the first half of 2005 increased 51% from non-GAAP net earnings of $51.1 for the same period of 2004, which exclude, after tax, IPO and follow-on stock offering expenses as well as a preferred stock dividend. Diluted earnings per share were $1.05 under GAAP for the first six months in 2005, compared to a net loss per share of $0.63 for the first half of 2004, and $0.73 per share on a non-GAAP basis for the same period in 2004.

“I am particularly pleased with our second quarter performance,” said Dennert O. Ware, President and Chief Executive Officer of KCI. “We continue to experience strong U.S. and international demand for V.A.C. therapy and we are seeing the productivity of our domestic sales force return to historical levels.”

Revenue Recap

Domestic revenue was $216.6 million for the second quarter and $414.1 million for the first half of 2005, representing increases of 21% and 18%, respectively, from the prior year due primarily to increased rental and sales volumes for V.A.C. wound healing devices and related disposables. International revenue of $77.6 million for the second quarter and $160.1 million for the first six months of 2005 increased 35% and 43%, respectively, compared to the prior-year due to increased V.A.C. demand and higher than expected surfaces sales. Foreign currency exchange movements favorably impacted international revenue by 7% during the second quarter and 8% during the first half of 2005.

Worldwide V.A.C. revenue was $220.9 million for the second quarter of 2005, and $418.4 million for the first half, representing increases of 33% from the corresponding periods of the prior year. Foreign currency exchange movements favorably impacted worldwide V.A.C. revenue by 2% compared to the second quarter and first half of the prior year. The growth in V.A.C. revenue stemmed from volume increases driven by our continued focus on marketing and selling efforts combined with higher than expected international V.A.C. sales in the first quarter of 2005.

Worldwide surfaces revenue was $73.3 million for the second quarter and $155.8 million for the first six months of 2005, representing increases of 4% and 6%. The increases resulted primarily from higher international surfaces sales. Foreign currency exchange movements favorably impacted worldwide surfaces revenue by 2% compared to the same periods one year ago.

Long –Term Debt

Total long-term debt outstanding at June 30, 2005 was $369.9 million. On July 22, 2005, the Company made an optional debt prepayment of $50 million on its Term Loan B, reducing total outstanding debt to $319.9 million.

Income Tax Rate

The effective income tax rate for the second quarter and first half of 2005 was 34.5% compared to 36.0% for the same periods in 2004. The income tax rate reduction was primarily attributable to a higher portion of taxable income being generated in lower tax jurisdictions.

Outlook

The following guidance is based on current information and expectations as of July 26, 2005:

KCI presently projects full year 2005 total revenue of $1.20 – $1.25 billion based on continued demand for its V.A.C. negative pressure wound therapy devices and related supplies. The Company currently projects full year 2005 U.S. V.A.C. revenue to be $705 – $730 million, up approximately 25% – 30% from full year 2004. Net earnings per diluted share for 2005 are currently projected to be $2.15 – $2.25 per share, based upon a weighted average diluted share count estimate of 73.0 – 73.5 million shares.

KCI’s business outlook as of today is expected to be available on KCI’s Investor Relations web site. It is currently expected that a business outlook update will not be announced until the release of KCI’s next quarterly earnings announcement, notwithstanding subsequent developments. Although KCI undertakes no duty to update its business outlook, KCI may update the full business outlook or any portion thereof at any time.

Earnings Release Conference Call

As previously announced, we have scheduled an earnings release conference call for 8:30 a.m. eastern daylight time today, Tuesday, July 26, 2005. The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	800-299-7089
International Dial-in Number:	+617-801-9714
Participant Code:	28059830

This call is being webcast by CCBN and can be accessed at the Kinetic Concepts, Inc. web site at http://www.kci1.com/investor/index.asp, and clicking on Web cast – Q2 2005 Kinetic Concepts Earnings Call. The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com and institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). An archive of the webcast will be available at http://www.kci1.com/investor/index.asp until July 25, 2006.

Non-GAAP Financial Information

We have presented net earnings and earnings per share for periods in 2004 on a non-GAAP basis to exclude the impact of income and expenses and the acceleration of the in-kind preferred stock dividends incurred as a result of the 2004 initial public and follow-on offerings. These non-GAAP financial measures do not replace the presentation of our GAAP financial results. We have provided this supplemental non-GAAP information because it may provide meaningful information regarding our results on a basis that better facilitates comparisons between the periods presented. Management uses this non-GAAP financial information, along with GAAP information, for evaluating historical results. In addition, management believes some investors may use this information in a similar fashion.

The non-GAAP information is not prepared in accordance with U.S. generally accepted accounting principals and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while the specific transactions causing the non-GAAP expenses or dividends are historical, the Company in the future may effect other transactions, such as public offerings, acquisitions or restructurings, that will trigger similar expenses. For these reasons, our non-GAAP information may be less useful to investors than the GAAP information also provided. A reconciliation of our non-GAAP information to our GAAP information appears following the financial statements.

About KCI

Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces. We design, manufacture, market and service a wide range of proprietary products that can significantly improve clinical outcomes while reducing the overall cost of patient care. Our advanced wound care systems incorporate our proprietary Vacuum Assisted Closure®, or V.A.C.®, technology, which has been clinically demonstrated to promote wound healing and reduce the cost of treating patients with serious wounds. Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address complications associated with immobility and obesity, such as pressure sores and pneumonia. We have an infrastructure designed to meet the specific needs of medical professionals and patients across all health care settings including acute care hospitals, extended care facilities and patients’ homes both in the United States and abroad.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, management’s outlook, estimates of future performance, revenue and earnings growth objectives. The forward-looking statements contained herein are based on our current expectations and are subject to a number of risks and uncertainties which could cause us to fail to achieve our current financial projections and other expectations, such as a change in the demand for the V.A.C. resulting from increased competition, a change in payer reimbursement policies, our ability to protect our intellectual property rights, related and other litigation, and general economic conditions. All information set forth in this release and its attachments is as of July 26, 2005. We undertake no duty to update this information. More information about potential factors that could cause our results to differ or adversely affect our business and financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, including, among other sections, under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is on file with the SEC and available at the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2005, which will be filed with the SEC in early August 2005.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,			Six months ended June 30,
	2005	2004	% Change	2005	2004	% Change
Revenue:
Rental	$211,049	$175,579	20.2%	$406,985	$341,487	19.2%
Sales	83,162	61,406	35.4	167,198	120,332	38.9

Total revenue	294,211	236,985	24.1	574,183	461,819	24.3

Rental expenses	131,141	107,231	22.3	258,252	210,970	22.4
Cost of goods sold	21,337	16,560	28.8	42,118	33,328	26.4

Gross profit	141,733	113,194	25.2	273,813	217,521	25.9

Selling, general and administrative expenses	68,069	55,239	23.2	128,225	105,448	21.6
Research and development expenses	6,763	7,188	(5.9)	12,973	14,307	(9.3)
Initial public offering expenses	—	302	—	—	19,836	—
Secondary offering expenses	—	2,219	—	—	2,219	—

Operating earnings	66,901	48,246	38.7	132,615	75,711	75.2

Interest income	498	158	215.2	1,018	529	92.4
Interest expense	(5,449)	(11,050)	(50.7)	(12,909)	(29,894)	(56.8)
Foreign currency gain (loss)	(1,240)	201	—	(3,258)	(263)	—

Earnings before income taxes	60,710	37,555	61.7	117,466	46,083	154.9

Income taxes	20,945	13,520	54.9	40,526	16,590	144.3

Net earnings	$39,765	$24,035	65.4%	$76,940	$29,493	160.9%

Series A convertible preferred stock dividends	—	—	—	—	(65,604)	—

Net earnings (loss) available to common shareholders	$39,765	$24,035	65.4%	$76,940	$(36,111)	—

Net earnings (loss) per share available to common shareholders:
Basic	$0.57	$0.37	54.1%	$1.11	$(0.63)	—

Diluted (1)	$0.54	$0.34	58.8%	$1.05	$(0.63)	—

Weighted average shares outstanding:
Basic	69,271	65,087		69,048	57,709

Diluted (1)	73,026	71,303		72,958	57,709

(1)   Due to their antidilutive effect, 6,128 dilutive potential common shares from stock options and 6,013 dilutive potential common shares from the preferred stock conversion have been excluded from the diluted weighted average shares calculation for the six  months ended June 30, 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Condensed Consolidated Statements of Earnings (1)

For the three months ended June 30,

(in thousands, except per share data)

(unaudited)

		2004
	2005 GAAP	GAAP	Costs and Expenses Related to Offerings and Debt Prepayments (non-GAAP)	Excluding Costs and Expenses Related to Offerings and Debt Prepayments (non-GAAP)	% Change (2)
Revenue:
Rental	$211,049	$175,579	$—	$175,579	20.2%
Sales	83,162	61,406	—	61,406	35.4

Total revenue	294,211	236,985	—	236,985	24.1%

Rental expenses	131,141	107,231	—	107,231	22.3
Cost of goods sold	21,337	16,560	—	16,560	28.8

Gross profit	141,733	113,194	—	113,194	25.2%

Selling, general and administrative expenses	68,069	55,239	—	55,239	23.2
Research and development expenses	6,763	7,188	—	7,188	(5.9)
Initial public offering expenses	—	302	(302)	—	—
Secondary offering expenses	—	2,219	(2,219)	—	—

Operating earnings	66,901	48,246	2,521	50,767	31.8%

Interest income	498	158	—	158	215.2
Interest expense	(5,449)	(11,050)	3,055	(7,995)	(31.8)
Foreign currency gain (loss)	(1,240)	201	—	201	—

Earnings before income taxes	60,710	37,555	5,576	43,131	40.8%

Income taxes	20,945	13,520	2,008	15,528	34.9

Net earnings	$39,765	$24,035	$3,568	$27,603	44.1%

Net earnings per share available to common shareholders:
Basic	$0.57	$0.37		$0.42	35.7%

Diluted	$0.54	$0.34		$0.39	38.5%

Weighted average shares outstanding:
Basic	69,271	65,087		65,087	6.4%

Diluted	73,026	71,303		71,303	2.4%

(1)   These non-GAAP financial measures do not replace the presentation of our GAAP financial results. See “Non-GAAP Financial Information” on page 3 of this press release for further discussion of our non-GAAP financial information.

(2)   The percentage change reflects the percentage variance between the 2005 GAAP results and the 2004 non-GAAP results, excluding offering and debt prepayment related costs and expenses.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Condensed Consolidated Statements of Earnings (1)

For the six months ended June 30,

(in thousands, except per share data)

(unaudited)

		2004
	2005 GAAP	GAAP	Costs and Expenses Related to Offerings and Debt Prepayments (non-GAAP)	Excluding Costs and Expenses Related to Offerings and Debt Prepayments (non-GAAP)	% Change (2)
Revenue:
Rental	$406,985	$341,487	$—	$341,487	19.2%
Sales	167,198	120,332	—	120,332	38.9

Total revenue	574,183	461,819	—	461,819	24.3%

Rental expenses	258,252	210,970	—	210,970	22.4
Cost of goods sold	42,118	33,328	—	33,328	26.4

Gross profit	273,813	217,521	—	217,521	25.9%

Selling, general and administrative expenses	128,225	105,448	—	105,448	21.6
Research and development expenses	12,973	14,307	—	14,307	(9.3)
Initial public offering expenses	—	19,836	(19,836)	—	—
Secondary offering expenses	—	2,219	(2,219)	—	—

Operating earnings	132,615	75,711	22,055	97,766	35.6%

Interest income	1,018	529	—	529	92.4
Interest expense	(12,909)	(29,894)	11,689	(18,205)	(29.1)
Foreign currency loss	(3,258)	(263)	—	(263)	—

Earnings before income taxes	117,466	46,083	33,744	79,827	47.2%

Income taxes	40,526	16,590	12,148	28,738	41.0

Net earnings	$76,940	$29,493	$21,596	$51,089	50.6%

Series A convertible preferred stock dividends	—	(65,604)	65,604	—	—

Net earnings (loss) available to common shareholders	$76,940	$(36,111)	$87,200	$51,089	50.6%

Net earnings (loss) per share available to common shareholders:
Basic	$1.11	$(0.63)		$0.89	24.7%

Diluted (3)	$1.05	$(0.63)		$0.73	43.8%

Weighted average shares outstanding:
Basic	69,048	57,709		57,709	19.6%

Diluted (3)	72,958	57,709		69,850	4.4%

(1)   These non-GAAP financial measures do not replace the presentation of our GAAP financial results. See “Non-GAAP Financial Information” on page 3 of this press release for further discussion of our non-GAAP financial information.

(2)   The percentage change reflects the percentage variance between the 2005 GAAP results and the 2004 non-GAAP results, excluding offering and debt prepayment related costs and expenses.

(3)   Due to their antidilutive effect, 6,128 dilutive potential common shares from stock options and 6,013 dilutive potential common shares from the preferred stock conversion have been excluded from the GAAP diluted weighted average shares calculation for the six months ended June 30, 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2005	December 31, 2004
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$150,172	$124,366
Accounts receivable, net	256,641	252,822
Inventories, net	34,281	35,590
Deferred income taxes	25,153	24,836
Prepaid expenses and other current assets	18,319	13,296

Total current assets	484,566	450,910

Net property, plant and equipment	171,359	183,075
Loan issuance costs, less accumulated amortization of $10,518 in 2005 and $8,317 in 2004	9,736	11,937
Deferred income taxes	9,962	7,913
Goodwill	49,369	49,369
Other assets, less accumulated amortization of $8,979 in 2005 and $8,748 in 2004	29,445	29,261

	$754,437	$732,465

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$39,128	$43,246
Accrued expenses and other	145,631	150,317
Current installments of long-term debt	2,925	2,803
Income taxes payable	41,255	20,821

Total current liabilities	228,939	217,187

Long-term debt, net of current installments	366,978	442,943
Deferred income taxes	11,237	13,170
Other noncurrent liabilities	7,939	8,364

	615,093	681,664

Shareholders’ equity:
Common stock; authorized 225,000 at June 30, 2005 and December 31, 2004; issued and outstanding 69,633 at June 30, 2005 and 68,694 at December 31, 2004	70	69
Preferred stock; authorized 50,000 at June 30, 2005 and December 31, 2004; issued and outstanding 0 at June 30, 2005 and December 31, 2004	—	—
Additional paid-in capital	546,903	517,354
Deferred compensation	(6,542)	(1,906)
Retained deficit	(411,131)	(488,071)
Accumulated other comprehensive income	10,044	23,355

Shareholders’ equity	139,344	50,801

	$754,437	$732,465

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2005	2004
Cash flows from operating activities:
Net earnings	$76,940	$29,493
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	33,782	27,763
Provision for uncollectible accounts receivable	8,537	6,053
Amortization of deferred gain on sale of headquarters facility	(535)	(535)
Write-off of deferred loan issuance costs	1,421	4,534
Non-cash amortization of stock awards	611	114
Tax benefit related to exercise of stock options	16,956	30,177
Change in assets and liabilities:
Increase in accounts receivable, net	(11,949)	(20,741)
Decrease in inventories, net	1,398	1,406
Increase in current deferred income taxes, net	(317)	(1,346)
Increase in prepaid expenses and other current assets	(4,670)	(4,765)
Decrease in accounts payable	(4,081)	(800)
Increase (decrease) in accrued expenses and other	(4,401)	15,945
Increase (decrease) in income taxes payable	20,434	(39,403)
Increase (decrease) in deferred income taxes, net	(4,106)	1,580

Net cash provided by operating activities	130,020	49,475

Cash flows from investing activities:
Additions to property, plant and equipment	(29,961)	(42,376)
Increase in inventory to be converted into equipment for short-term rental	(2,200)	(4,800)
Dispositions of property, plant and equipment	759	1,293
Increase in other assets	(447)	(264)

Net cash used by investing activities	(31,849)	(46,147)

Cash flows from financing activities:
Repayment of notes payable, long-term, capital lease and other obligations	(75,814)	(186,177)
Proceeds from exercise of stock options	5,209	8,214
Proceeds from purchase of stock in ESPP	2,131	—
Initial public offering of common stock:
Proceeds from issuance of common stock	—	105,000
Stock issuance costs	—	(10,604)

Net cash used by financing activities	(68,474)	(83,567)

Effect of exchange rate changes on cash and cash equivalents	(3,891)	(332)

Net increase (decrease) in cash and cash equivalents	25,806	(80,571)
Cash and cash equivalents, beginning of period	124,366	156,064

Cash and cash equivalents, end of period	$150,172	$75,493

Cash paid during the six months for:
Interest (1)	$10,580	$25,431
Income taxes	$4,910	$28,283
Non-cash activity:
Non-cash consideration for exercise of stock options	$7	$6,354

(1)   The amount reflected for 2004 includes purchase premiums of $7.7 million related to the prepayments on our 7 3/8% Senior Subordinated Notes due 2013.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Supplemental Revenue Data

(in thousands)

(unaudited)

	Three months ended June 30,
			Variance
	2005	2004	$	%
Total Revenue:
V.A.C.
Rental	$150,247	$116,860	$33,387	28.6%
Sales	70,663	49,621	21,042	42.4

Total V.A.C.	220,910	166,481	54,429	32.7

Therapeutic surfaces/other
Rental	60,802	58,719	2,083	3.5
Sales	12,499	11,785	714	6.1

Total therapeutic surfaces/other	73,301	70,504	2,797	4.0

Total rental revenue	211,049	175,579	35,470	20.2
Total sales revenue	83,162	61,406	21,756	35.4

Total Revenue	$294,211	$236,985	$57,226	24.1%

USA Revenue:
V.A.C.
Rental	$126,761	$101,447	$25,314	25.0%
Sales	45,253	34,602	10,651	30.8

Total V.A.C.	172,014	136,049	35,965	26.4

Therapeutic surfaces/other
Rental	38,116	37,406	710	1.9
Sales	6,450	6,193	257	4.1

Total therapeutic surfaces/other	44,566	43,599	967	2.2

Total USA rental	164,877	138,853	26,024	18.7
Total USA sales	51,703	40,795	10,908	26.7

Total – USA Revenue	$216,580	$179,648	$36,932	20.6%

International Revenue:
V.A.C.
Rental	$23,486	$15,413	$8,073	52.4%
Sales	25,410	15,019	10,391	69.2

Total V.A.C.	48,896	30,432	18,464	60.7

Therapeutic surfaces/other
Rental	22,686	21,313	1,373	6.4
Sales	6,049	5,592	457	8.2

Total therapeutic surfaces/other	28,735	26,905	1,830	6.8

Total International rental	46,172	36,726	9,446	25.7
Total International sales	31,459	20,611	10,848	52.6

Total – International Revenue	$77,631	$57,337	$20,294	35.4%

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Supplemental Revenue Data

(in thousands)

(unaudited)

	Six months ended June 30,
			Variance
	2005	2004	$	%
Total Revenue:
V.A.C.
Rental	$283,023	$220,141	$62,882	28.6%
Sales	135,389	94,650	40,739	43.0

Total V.A.C.	418,412	314,791	103,621	32.9

Therapeutic surfaces/other
Rental	123,962	121,346	2,616	2.2
Sales	31,809	25,682	6,127	23.9

Total therapeutic surfaces/other	155,771	147,028	8,743	5.9

Total rental revenue	406,985	341,487	65,498	19.2
Total sales revenue	167,198	120,332	46,866	38.9

Total Revenue	$574,183	$461,819	$112,364	24.3%

USA Revenue:
V.A.C.
Rental	$238,910	$191,354	$47,556	24.9%
Sales	84,667	66,284	18,383	27.7

Total V.A.C.	323,577	257,638	65,939	25.6

Therapeutic surfaces/other
Rental	77,073	77,207	(134)	(0.2)
Sales	13,455	14,744	(1,289)	(8.7)

Total therapeutic surfaces/other	90,528	91,951	(1,423)	(1.5)

Total USA rental	315,983	268,561	47,422	17.7
Total USA sales	98,122	81,028	17,094	21.1

Total – USA Revenue	$414,105	$349,589	$64,516	18.5%

International Revenue:
V.A.C.
Rental	$44,113	$28,787	$15,326	53.2%
Sales	50,722	28,366	22,356	78.8

Total V.A.C.	94,835	57,153	37,682	65.9

Therapeutic surfaces/other
Rental	46,889	44,139	2,750	6.2
Sales	18,354	10,938	7,416	67.8

Total therapeutic surfaces/other	65,243	55,077	10,166	18.5

Total International rental	91,002	72,926	18,076	24.8
Total International sales	69,076	39,304	29,772	75.7

Total – International Revenue	$160,078	$112,230	$47,848	42.6%